Exhibit 10.46

Current Fund Loan Contract

China Construction Bank
Ningbo Branch

Contract Number: G1230-2011-079

Loanee (Party A ): Ningbo Keyuan Plastics Co., Ltd.

Address: Qingzhi Industrial Zone, Xiaogang, Beilun

Zip code: 315803

Legal representative (Principal): Chunfeng Tao

Fax: 86232618   Tel: 86232939

Lender (Party B): China Construction Bank Inc, Ningbo Beilun Branch

Address: No.251, Xinda Road, Beilun, Ningbo   Zip code: 315800

Principal : Jiangen Han

Fax: 86882154     Tel：86884361

WHEREAS, Party B agrees Party A’s loan application for normal business operation. Both parties agree to enter into this agreement according to applicable laws and regulations.

Article 1. Amount of loan

Amount: RMB (Spell-Out) Seventy-five Million .

Article 2. Purpose and repayment

Party A shall use this loan into normal business operation,

Article 3. Term of loan

The term under this contract is 12 months, from March 31, 2011 to March 30, 2012.

If the beginning date of the term under this contract is different from the loan voucher (a certificate of indebtedness, the same below), it shall be applied for factual loan date recorded in voucher for first time, and the expiration date in item 1 shall be adjusted.

The loan voucher is a part of this contract and has the same legal validity as this contract.

Article 4. Interest rate of loan, default interest rate and calculation, settlement

1.	Interest rate of loan

The interest rate of loan under this contract is annual interest rate, which is the following third one:

A.	Fixed rate, which is %. This rate will not change during the term of loan.

B.	Fixed rate, that is the benchmark rate of value date (“floating upward” or “floating downward”) %. This rate will not change during the term of loan.

C.
Floating rate, that is the benchmark rate of value date ___(“floating upward” or “floating downward”) __%, which shall be adjusted per three months according to benchmark rate on the adjustment day and the ratio of mentioned floating upward/ floating downward from the value date to paid off date. The adjustment date is the corresponding date in the month of the value date. If there is no corresponding date in the same month, then the last date of the month is the adjustment date.

2.	Default interest rate

A.
If Party A failed to se the loan as the contract stated, the default interest rate is the rate which loan’s interest rate + 100%. If the loan’s interest rate revised according to the third point of the first article, the default interest rate should be revised corresponding.

B.	Default interest rate under this contract is the loan interest rate + 50%, the loan interest rate shall be adjusted according to Item 3 in Article 1.

C.	If Party A diverts the loan as well as cannot repay on time, the default interest rate shall be calculated according the greater one.

3.	The value date under this contract is the date which the loan firstly issued to the specified account of Party A.

The benchmark rate of the first issued loan is the rate which issued by People’s Bank of China on the value date. After that, when the loan’s rate is revised according to the above articles, the benchmark rate is the rate which issued by People’s Bank of China on that day. If People’s Bank of China does not distribute the interest rate of loan, the benchmark rate is the rate which is recognized in bank industry or the common rate. It will not be chosen if the two parties have other arrangement.

4.
The loan interest will be calculated since the loan has been transferred to the specified account of Party A. The loan interest will be calculated per day. Daily interest rate =annual interest rate /360. If Party A failed to pay the interest on time, the compound interest will be calculated since the second day.

5.	Interest settlement

A.
With fix rate, it will be settled with this agreed rate. With floating rate, it will be settled with the rate of that period. If there are more than one interest floating, firstly calculate the interest of each period, and then add them together on the final settlement date.

B.	The loan interest under this contract shall be settlement with following first way:

1). Monthly Settlement, the settlement date is the twentieth day of every month.
2). Quarterly Settlement, the c settlement date is the twentieth day of last month of each quarter.
3). Others

Article 5. Issuance of loans and disbursement

1.	Precondition

Party B has the responsibility to issue the loan only when the below conditions are continuously satisfied ,with exception of Party B giving up it entirely or partly.

A.	Party A has completed the approval, registration, payment, insurance and other regulated procedures.

B.	There is a qualified and effective guaranty corresponding to this contract.

C.	Party A has opened an account for withdraw and repayment based on Party B’s requirements.

D.	Party A has not occurred any violated matter agreed by this contract.

E.	Any conditions may endanger Party B’s claims have not been occurred.

F.	The regulation and law, rules or some powerful departments do not prohibit and restrict the issuance of loan.

G.	Party A’s financial index has met related clause’s requirement.

H.	Party A has submitted related documents before issuance of loan.

I.	The documents provided by Party A are legal, authentic, accurate, effective and qualified.

J.	Others.

2.	The plan of using the loan

The plan of using the loan as followed the first way:

I.
A.	The plan of using the loan is as following:

1)	March 31, 2011 Amount: Seventy-five Million
2)	.
3)

B.	/

3.	Party A shall use the loan according to Item 2 and shall not advance, postpone or cancel the draw of money without Party B’s written consent.

4.	If Party A uses the money separately, the repayment date should still based on the Article 3 under this contract.

5.	Documents shall be provided by Party A

Both parties agreed to use the first item regarding Party A’s documents.

A.	If only satisfied with the first condition:

(1)	Amount for single loan withdraw is over RMB 10 million and any external payment under this plan is over RMB 10 million.

(2)
Party A shall provide following documents no later 1 work day after single loan withdraw:

a.	Loan archived documents and payment settlement documents sealed by Party A.
b.	Transaction documents.
c.	Other documents requested by Party B.

With exception of Item A, Party A shall provide following documents no later 1 work day after single loan withdraw:

a.	The plan of using loan.
b.	Loan archived documents sealed by Party A
c.	Other documents requested by Party B.

II.
Party A shall provide following documents no later 1 work day after single loan withdraw:

a.	Loan archived documents and payment settlement documents sealed by Party A.
b.	Transaction documents.
c.	Other documents requested by Party B.

When amount for single loan withdraw is over RMB 10 million and any external payment under this plan is over RMB 10 million, and Party B agreed to it accord with payment objection after review corresponding documents provided by Party A, which can be applied for entrusted payment by Party B. Otherwise, it shall be paid by Party A directly.

Article 6. Account Usage and Supervision

1.	Loans account

Loans account under this contract shall be defined with the second way:

A.	Party A shall open a specific loan account since working day from signing this contract to issuance of first loan, which shall be only used to issue and pay loans under this contract.

B.	Party A shall open other account (Account: ).

2.	Principal recovery account

A.	Party A shall open a principal recovery account within 1 working day after signing this contract or use existed account (Account: )in Party B as the principal recovery account.

B.
Party A shall report the status of principal recovery to Party B per month. Party B report the status of principal recovery of last cycle to Party A no later than the third working day of current cycle.

C.	Party B has the right to supervise the status of principal recovery.

Article7. Repayment

1.	The principle of repayment

Party A shall repay the loan as following the principles:

Party B has the right to apply the repayment to the costs which should be undertaken by Party B and paid by Party A in advance. The left money should be repaid follows the principle of repaying the interest first and repaying the principal second. However, for the loan which its principal cannot be repaid over ninety days or the interest cannot be paid over ninety days, or there is other stipulations of the loan according to the law, regulation, and rules, the repayments of Party A can be used to repay the principal first and repay the interest second.

2.	Interest payment

Party A shall pay the interest to Party B at the expiration date for interest. The first interest payment date is the first expiration date for interest after the issuance of loan. The interest will be paid off as well as the principal is wholly repaid.

3.	The plan of principal repayment

The plan of principal repayment shall be according the first way:

A.	The plan of principal repayment as following:

1. March 30, 2012   Amount: Seventy-five Million
2_______________________________________
3________________________________________
4________________________________________
5__________________________________________
6__________________________________________

4.	Repayment Method

Party A shall deposit the enough money on the account opened in Party B before the repayment date. The money will be used to pay for the loan and will be transferred to pay automatically. (Party B also has the right to take off the money to pay for the loan). Or Party A can transfer the money from other account to pay for the loan.

5.	Repayment in advance

If the loan intends to be repaid in advance, Party A must provide written application to Party B no later 30 wording days. Only when Party B has approved, Party A can repay the part or whole principal in advance.

If Party A repays the principal in advance, the interest should be calculated based on the real days and the loan’s interest rate signed in the contract.

If Party B agrees Party A to repay the principal in advance, he has the right to ask Party A to pay for compensation. The compensation shall be defined as following 1 way:

A.	Compensation = Principal repaid in advance × the months in advance × one ‰. It will be calculated as one month whether it has been one month or not.

B.	_______________________________________________________

On condition of that Party A repay the loan separately, if he repay part of the principal in advance, the order of repayments should be opposite. The remaining loan shall still execute according to the loan’s interest rate signed in the contract.

Article8. The rights and obligations of Party A

1.	The rights of Party A

A.	Having the right to ask Party B to issue the loan according to this contract;

B.	Having the right to use the loan according to this contract;

C.	Having the right to extend the time of borrowing the money on the condition that meets Party B’s requirements.

D.
Having the right to ask Party B keep Party A ’s financial documents and things about its production secret, except the stipulations of law, regulation and rules, or the demand of powerful departments, or the two parties has other agreements.

E.	Having the right to reject the request of bribery by Party A and to report Party B’s activity which against the national laws and regulations about loan’s interest rate, charge of service etc.

2.	The obligations of Party A

A.	Drawing the money according to the stipulations of this contract, repaying the principal and the interest, and undertaking the charge which stipulated in this contract;

B.
Providing the relative financial documents and production and management information to Party A, including but not restricted to providing balance sheet, income statement (income payment table for public institutes) of the last quarter on 10 work days ago and current flow statement at the end of the year. Party A should be responsible for the information’s reality, integrity and effectiveness and do not provide false information and hide important financial facts;

C.
If Party A changes its business registration, such as name, legal representative, address, business range, registered principal, articles of association etc., he shall inform Party B on paper within 30 work days after changing. The relative documents should be delivered to Party B at the same time;

D.
Party A shall use the loan according to the stipulation of the contract and cannot squeeze, misappropriate or use the loan to do some illegal things. Party A should cooperate and accept Party A’s inspection and supervision of its production, management, financial activities and the usage of the loan. Party A cannot surreptitiously withdraw the funds, transfer the assets or make use of other transactions to escape its obligations;

E.	If Party A makes use of the loan to do production, construction of project, it shall comply with the national regulations about environmental protection;

F.	Before repaying the whole principal and interest, Party A cannot provide guarantee by using the assets which come from the loan unless on the agreements of Party A;

G.
If Party A is group client, it shall timely inform Party B of the situation of associated transaction of over 10% of Party A’s net assets, which include 1) the association of each transaction party; 2)transaction project and transaction nature; 3) the transaction amount or corresponding proportion; 4) price fixing policy (including the transaction without amount or only with symbolizing amount);

H.
Party A shall inform and obtain written consent of Party B before merger, spin-off, option transfer, and investment, increase of debt financing and so. And the written consent shall not affect Party B’s right to apply for remedy measure under this contract when endangered by aforementioned behaviors;

I.
When Party A repaid directly, he shall report the status of loans to Party B per month. Party B reports the status of loans of last month to Party A no later than the third working day of current month.

J.

Article 9. The rights and obligations of Party B

1.
Party B has the right to ask Party A to repay the principal, interest and costs, to complement the rights signed in this contract, and to ask Party A to perform the obligations signed in this contract.

2.	Party B has the right to take part in wholesale funding of Party A, asset sales and merger, spin-off, shareholding reform, bankrupt and so on. The specific methods as following:

A.	Party A shall obtain Party B’s written consent while taking aforementioned behaviors;

B.	Party B arrange the wholesale funding for Party A;

C.	The price and receiver of Party’s asset shall meet following agreement:

D.	Other methods agreed by Party B.

3.	Issuing the loan according to the stipulations of the contract; expect the delay which caused by Party A or other caused which are not Party B’s faults.

4.	Keep secrets on the information which Party A provided, except the stipulation of law and regulation, relative powerful departments’ requirements or the other agreements of the two parties.

5.	Party B cannot provide or ask for bribery from Party A.

6.	Party B cannot be dishonest and harms the Party A’s rights.

Article 10. Responsibility of breaching a contract and remedy for the conditions of harming Party B’s claims

1.	The conditions and responsibility for Party B when it breaches the contract

A.	If Party B does not issue the loan without any reasonable reasons, Party A can ask Party B to issue the loan according to the contract.

B.	If Party B against the law, regulation and rules to ask Party A to pay for the interest and cost more than it should, Party A has the right to ask Party B to return the money.

2.	The conditions for Party A to breach a contract

A.	Party A against any agreements of this contract or against any legal obligations.
B.	Party A clearly indicates that it will not fulfill the obligations which signed in the contract or its action indicates that.

3.	The conditions that may harm Party B’s claims

A.
Any of the following conditions can be considered as may harm the safety of Party B’ rights: Party A happens to contract, mandate, lease, shareholding reform, decrease registered principal, invest, join operation, merge, restrict, separate, joint venture, apply for suspending business for rectification, apply for dismissing, be revoked, apply for going bankrupt, the controlling shareholder or the real controller changed, large assets been transferred, stop production, close a business, be imposed a large quantity fine or be cancelled registration by powerful government departments, be revoked license, be involved in big legal dispute, have serious difficulties in production and management, the financial condition worsened, the legal representative or main responsible person cannot fulfill its duties.

B.
Any of the following conditions can be considered as may harm the safety of Party B’ rights: Party A does not fulfill its other debts, including the branch of China Construction Bank and other third side’s due debts. Party A transfers its assets in very low price or with no charge, cancels or decreased the third party’s debt, do not want to exercise its rights, or offer security for the third party.

C.
Party A’s shareholders abuse the independent state of company’s legal representative or shareholders’ limited responsibilities. Party A’s shareholders evade the debts which Party B thinks can harm the safety of its rights under this contract.

D.	The pre-conditions of issuing the loan signed in this contract are not be continuously satisfied.

E.	If the guarantor has the following conditions, Party B can think the safety of its claims may be hurt:

①  Violation of any conventions of the contract or the statements and the things its assuring are mendacious, wrong and incomplete;

② Occurrence of contract, mandate, lease, shareholding reform, decrease registered principal, invest, join operation, merge, restrict, separate, joint venture, apply for suspending business for rectification, apply for dismissing, be revoked, apply for going bankrupt, the controlling shareholder or the real controller changed, large assets been transferred, stop production, close a business, be imposed a large quantity fine or be cancelled registration by powerful government departments, be revoked license, be involved in big legal dispute, have serious difficulties in production and management, the financial condition worsened, the legal representative or main responsible person cannot fulfill its duties and may influence the assuring ability of the guarantor;

③ other conditions that will lose or may lose guaranty ability:

F.	If one of the following situations happens to pledge and collateral, Party B thinks it may harm the safety of its rights under this contract:

①   Because of the third person’s action, country’s levy, confiscation, taking over for use, taking back without compensation and removing, changes of the market, or any other reasons that leads the pledge and collateral be destroyed, lose or value decreased.

② Pledge and collateral be sealed up, detained, frozen, remained, auctioned, supervised by executive authority or disputes occurs to the prosperity.

③ The mortgagor against the contract. Any convention of the contract or the statements and the issuing things are mendacious, false and incomplete.

④ Other situations that may harm Party B’s hypothec or pledge rights’ fulfillments.

G.
The guarantee is false, unenforced, invalid, being revoked, being relieved. The guarantor against the contract or clearly indicates that it will not fulfill the guarantee responsibility or its action indicates that. Other situations like the guarantee lose part or whole guaranteed ability or the value of the thing pledged decreased, Party B thinks may harm the safety of its rights under this contract.

H.	Other situations that may harm Party B’s claims safety.

4.	Party B’s remedy measures

If the second clause or third clause of this article has happened, Party B has the rights to exercise one or some of the following rights:

1.	Cease of loans issuance;

2.	Supplement conditions for loans issuance and payment;

3.	Change of payment method comply with this contract;

4.	Declare that the loan is due and ask Party A to return the principal and interests immediately.

5.
If Party A do not use the loan as the contract required, Party B has the right to ask Party A pay the penalty which equals to the 9.09 % of the money that misused by Party B. Also, Party A has the right to refuse Party B use the money do not withdraw;

6.	If Party A do not use the loan as the contract required, the calculation of interest from that time on should be based on the default interest rate and the calculation ways signed in this contract;

7.	If Party A cannot repay the loan on time, the calculation of interest from that time on should be based on the default interest rate and the calculation ways signed in this contract.

8.	Other remedy measures including but not limited as :

A.	Party B can deduct RMB or other currency from Party A ’s account in China Construction Bank without informing in advance;

B.	Execution of the guarantee rights;

C.	Request Party A to offer new guarantee of all debts according to Party B’s requirements;

D.	Rejection of Party A to handle corresponding deposit from the account opened in China Construction Bank

E.	Termination of this contract.

Article 11. Other covenants

1.	The undertaking of costs

The cost regarding counsel, insurance, evaluation, registration, keeping, identification, and notarization should be undertaken by Party A except the two parties have other conventions.

All the costs for Party A to fulfill its obligatory rights, including but not limited of legal cost, arbitration fee, property preservation cost, travel expense, fulfillment cost, evaluation cost, auctioneers fee, notarization cost, lawyer’s fee etc., should be undertaken by Party A .

2.	The usage of Party A’s information

Party A agrees Party B to provide its information to the People’s Bank of China to set the credit data base. Party A agrees Party B to use its information for the need of business.

3.	Announcement

If Party A does not repay the principal and interests on time, Party B has the right to notify the relative departments and publish getting advisements through media.

4.	The force of the evidence recorded by Party B

Unless having reliable and certain opposite evidence, Party A cannot raise an objection on the Party A ’s record of principal, interest, costs and repayment records, the documents, proof and getting records of Party A ’s action of drawing, repaying and pay the interests.

5.	Reservation of right

The rights Party A have in this contract do not influence its other rights according to the law, regulation and rules. Any tolerance, concessions or postpone the rights under the contract cannot be regarded as giving up the rights or the confirmation of the active. It will not limit, prevent, block the continuously exercise the rights.

6.
If Party A has other due debts to Party B despite the debts under this contract, Party B has the right to get the money from the account which Party B opened in China Construction Bank to pay for the due debts first. Party A should agree with it.

7.	If Party A’s address or contract information changed, it should notice Party B in written form immediately. The losses caused by late advice should be undertaken by Party B.

8.	Deduct of the account payable

For the money that Party A should pay under this contract, Party B has the right to get the money from the account which Party B opened in China Construction Bank without advance advisements. If it is need to deal with money exchange or forward exchange transaction, Party A has the obligation to help Party A, the risk of exchange rate should be taken by Party A.

9.	Settlement of disputes

If the disputes occur during the performance of the contract, it can be solved through negotiation. If it is failed, than should be solved according to the first method below:

A.	Proceed to the People's Court of the domicile of Party B

B.	Submit to arbitration commission (address________ ________), it should base on the arbitration rules. The last results have the constraining force to two parties.

During the arbitration, the parties shall continue to perform the terms which is not covered by dispute.

10.	Execution of contract

The contract shall come into force when the legal representative (principal) of Party A and Party B have signed and stamped.

11.	This contract is in four copies.

12.	Others
1____________________
2______________________
3_______________________
4______________________

Article 12. Statements

1.	Party A clearly understands Party B’s scope of business and rights.

2.
Party A has read all the articles of the contract. Party B has explained the articles which Party A do not clearly understand. Party A has fully known and understood the meaning of each articles and its legal consequence.

3.	The obligations of Party A are meet the stipulation of law, regulation and rules as well as of Party A’s inner regulations and files. It has obtained the approval of Party A’s company.

4.	Business operation of Party A is legal compliance.

5.	Party B has capability to remain operation and repay legally.

6.	Party A promise to loan basing on real requirement, rather exceeding factual requirement.

7.	Party A and control shareholders are in good credit status.

8.	Party B has the right to entrust other institutions of CCB to execute, fulfill Party B’s rights and obligations under this contract.

9.
Party A states that at the time of executing the contract there is no violation of any laws and regulations related to environmental protection, energy conservation and emission reduction; and promises to comply with those laws and regulations throughout the term of this contract. If Party A’s above statement is false or it fails to perform, or there is potential risk of waste of energy and pollution from the part of Party A, Party B has the right to stop issuing loan to Party A, or announce the claims is acceleration of maturity, or using other reliefs allowed by this contract or laws.

Party A (stamp): Ningbo Keyuan Plastics Co., Ltd.

Legal representative (principal) authorized agent (sign):___________

Date: March 31, 2011

Party B (stamp):

Legal representative (principal) authorized agent (sign):___________

Date: March 31, 2011